[MLCS-1992-CROSS BORDER]
(Multicurrency - Cross Border)

ISDA® International Swap Dealers Association, Inc.
MASTER AGREEMENT
dated as of 27 July 2007
MERRILL LYNCH CAPITAL SERVICES, INC. (“Party A”)	U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE OF BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-B SUPPLEMENTAL INTEREST TRUST (“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

Interpretation

Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

Obligations

General Conditions.

Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

Copyright 1992 by International Swap Dealers Association, Inc.

Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

Netting. If on any date amounts would otherwise be payable:—

in the same currency; and

in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

Deduction or Withholding for Tax.

Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

promptly notify the other party (“Y”) of such requirement;

pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

Liability. If:—

X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

X does not so deduct or withhold; and

a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

Basic Representations.

Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

any other documents specified in the Schedule or any Confirmation; and

upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

Events of Default and Termination Events

Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

 Credit Support Default.

Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

Cross Default. If “Cross Default” is specified in the Schedule as applying to, the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer.—

the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

Early Termination

Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

Right to Terminate Following Termination Event.

Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

Right to Terminate. If:—

a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

Effect of Designation.

If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

Calculations.

Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

Events of Default. If the Early Termination Date results from an Event of Default:—

First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

Termination Events. If the Early Termination Date results from a Termination Event:—

One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

Two Affected Parties. If there are two Affected Parties:—

if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

Contractual Currency

Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

Miscellaneous

Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

Counterparts and Confirmations.

This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

Offices; Multibranch Parties

If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

Notices

Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

if in writing and delivered in person or by courier, on the date it is delivered;

if sent by telex, on the date the recipient’s answerback is received;

if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

Governing Law and Jurisdiction

Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

 Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

Definitions
As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of finding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of —

the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

MERRILL LYNCH CAPITAL SERVICES, INC.	U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE OF BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-B SUPPLEMENTAL INTEREST TRUST
(Name of Party)	(Name of Party)

/s/ Michelle A. Kersharw	/s/Becky Warren
Name: Michelle A. Kershaw	Name: Becky Warren
Title: Authorized Signatory	Title: Vice President
Date: July 27, 2007	Date: July 27, 2007

Execution version

SCHEDULE

to the

Master Agreement

dated as of July 27, 2007

between

MERRILL LYNCH CAPITAL SERVICES, INC., a corporation
organized under the laws of the State of Delaware
(“Party A”)

and

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE OF BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-B SUPPLEMENTAL INTEREST TRUST,
a New York common law trust
(“Party B”)

Part 1

Termination Provisions

In this Agreement:-

(a) “Specified Entity” means in relation to Party A and Party B for the purpose of:-

Section 5(a)(v),  None
Section 5(a)(vi),  None
Section 5(a)(vii),  None
Section 5(b)(iv),  None

(b)	“Specified Transaction” is not applicable to Party A or Party B for any purpose and accordingly, Section 5(a)(v) shall not apply to Party A or Party B.

(c)	The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.

(d)	The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(e)
The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex between Party A and Party B.

(f)	The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(g)	The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(h)	The “Cross Default” provisions of Section 5(a)(vi) will not apply to Party B and will apply to Party A with a Threshold Amount equal to 3% of Party A’s shareholders’ equity (excluding deposits).

(i)
The “Bankruptcy” provisions of Section 5(a)(vii) will apply to both Party A and Party B (except that Sections 5(a)(vii)(2),(7) and (9) will not apply to Party B; Section 5(a)(vii)(4) will not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates; Section 5(a)(vii)(6) will not apply to Party B to the extent that it refers to any appointment that is contemplated or effected by the Transaction Documents or to any appointment that Party B has not become subject to; and Section 5(a)(vii)(8) will not apply to Party B to the extent that it applies to Sections 5(a)(vii)(2),(4),(6), and (7) except to the extent that such provisions are not disapplied with respect to Party B).

(j)    Termination Events. The following Termination Events will apply to the parties as specified  below:

Section 5(b)(i) (Illegality) will apply to Party A and to Party B.

Section 5(b)(ii) (Tax Event) will apply to Party A and to Party B; provided that Section 5(b)(ii)  shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in  a court of competent jurisdiction, on or after the date on which a Transaction is entered into  (regardless of whether such action is taken or brought with respect to a party to this Agreement)  or (y).”

Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and to Party B; provided that  Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event  upon Merger in respect of which it is the Affected Party.

Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

(k)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B

(l)    Payments on Early Termination. For the purpose of Section 6(e):

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(m)    “Termination Currency” means United States Dollars.

(n)    Additional Termination Event will apply. The following shall constitute Additional Termination Events and the party specified shall be the Affected Party with respect thereto:

(i) Termination of Trust Fund. The Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement dated as of July 1, 2007 among Bayview Financial Securities Company, LLC, as Depositor, Wells Fargo Bank, N.A., as Master Servicer and U.S. Bank National Association, not in its individual capacity but solely as Trustee (the Pooling and Servicing Agreement) (including, without limitation, by exercise of the option to purchase and giving of notice under Sections 10.01, 10.02 and 10.03 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Supplemental Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Party B shall be the sole Affected Party, however, each of Party A and Party B may designate an Early Termination Date in respect of this Additional Termination Event.

(ii) Inability to Pay Certificates. The Trust Fund is unable to pay or fails or admits in writing its inability to pay (i) on any Distribution Date, any Current Interest with respect to the Senior Certificates or (ii) by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, principal with respect to the Senior Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Senior Certificates. Party B shall be the sole Affected Party with respect to this Additional Termination Event.

(iii) Amendment of Pooling and Servicing Agreement. An amendment and /or supplement to the Pooling and Servicing Agreement is made without the prior written consent of Party A (such consent not to be unreasonably withheld) where such consent is required under the Pooling and Servicing Agreement. Party B shall be the sole Affected Party with respect to this Additional Termination Event and any payments owed to Party A under Section 6(e) of this Agreement as a result of such Additional Termination Event shall be made without regard to the effect of any such amendment or supplement.

(iv) Regulation AB. Party A shall fail to comply with the provisions of Section 3 of the Disclosure Agreement dated as of July __, 2007 among Bayview Financial Securities Company, LLC (the Depositor), U.S. Bank National Association, as trustee (the Trustee) of the Bayview Financial Mortgage Pass-Through Trust 2007-B (the Issuing Entity), Bayview Financial, L.P. (the Sponsor) and Party A within the time provided for therein. Party A shall be the sole Affected  Party with respect to this Additional Termination Event.

(v) Collateralization Event or Ratings Event. Each of the following shall constitute an Additional Termination Event with Party A as the sole Affected Party:

(a) An S&P Collateralization Event has occurred and is continuing and Party A has failed to  comply with or perform any obligation to be complied with or performed by Party A in  accordance with the Credit Support Annex.

(b) A Moody's Collateralization Event has occurred and is continuing, and Party A has failed  to comply with or perform any obligation to be complied with or performed by Party A in  accordance with the Credit Support Annex and 30 Local Business Days or more have elapsed  since such Moody's Collateralization Event first occurred.

(c) A Fitch Collateralization Event has occurred and is continuing and Party A has failed to  comply with or perform any obligation to be complied with or performed by Party A in  accordance with the Credit Support Annex and 30 calendar days or more have elapsed since such  Fitch Collateralization Event first occurred.

(d) (1) An S&P Ratings Event has occurred and is continuing and at least 10 Local Business  Days have elapsed since such S&P Ratings Event first occurred and Party A has failed to comply  with or perform any obligation to be complied with or performed by Party A in accordance with  the Credit Support Annex or this Agreement, or (2) an S&P Ratings Event has occurred and is  continuing and at least 60 calendar days have elapsed since such S&P Ratings Event first  occurred.

(e) A Moody’s Ratings Event has occurred and is continuing and Party A has failed to  comply with or perform any obligation to be complied with or performed by Party A in  accordance with the Credit Support Annex or this Agreement, and (i) at least one Eligible  Replacement has made a Firm Offer that would, assuming the occurrence of an Early  Termination Date, qualify as a Market Quotation (on the basis that paragraph (ii) of Part 5(k)  (Calculations) applies) and which remains capable of becoming legally binding upon  acceptance and (ii) 30 Local Business Days or more have elapsed since such Moody's Rating  Event first occurred.

(f) A Fitch Ratings Event has occurred and is continuing and at least 30 calendar days have  elapsed since such Fitch Ratings Event first occurred.

Part 2

Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement,
Party A makes the following representation:

It is a corporation organized under the laws of the State of Delaware.

Party B makes the following representation:

It is a common law trust organized under the laws of the State of New York.

Part 3

AGREEMENT TO DELIVER DOCUMENTS

(a) Tax forms, documents or certificates to be delivered are:

Party A and Party B to deliver IRS Form W-9 before the first Payment Date under the Agreement.

(b) Other Documents to be delivered are:

Party Required to Deliver Document	Form/Document/ Certificate	Date by which to be Delivered	Covered by Section 3(d) Representation
Party A.	Credit Support Document, if any, specified in Part 4 of the Schedule, such Credit Support Document being duly executed if required.	Concurrently with the execution of this Agreement.	No.
Party A and Party B
Such proof as Party A and Party B may reasonably request of the names, true signatures and authority of persons signing this Agreement on its behalf and any other document referred to herein to which it is a party.

		Upon execution and delivery of this Agreement	Yes
Party A and Party B.
Certified copies of all corporate authorizations and any other documents with respect to the execution, delivery and performance of this Agreement; together with a certificate of authority and specimen signatures of the persons executing this Agreement.

		Upon execution and delivery of this Agreement.	Yes.
Party A and Party B.	Opinions of counsel for Party A, Party A’s Credit Support Provider and Party B.	Within 3 Local Business Days of execution and delivery of this Agreement.	No.

Part 4

MISCELLANEOUS

(a) Addresses for Notices: For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:-

Address:        Merrill Lynch World Headquarters
4 World Financial Center, 18th Floor
New York, New York 10080
Attention:                      Swap Group
Facsimile No.: 917-778-0836 Telephone No.: 212 449-2467

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to counterparty’s address, telephone number or facsimile number should be sent to:

GMI Counsel
Merrill Lynch World Headquarters
4 World Financial Center, 12th Floor
New York, New York 10080
Attention:         Swaps Legal
Facsimile No.: 212 449-6993

Address for notices or communications to Party B:-

Address:        U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention:                     Corporate Trust Services - Bayview 2007-B
Facsimile No.:               (651) 495-8089 Telephone No.: (651) 495-3848

With a copy to:

Address:                Bayview Financial, L.P.
4425 Ponce de Leon Blvd., 5th Floor
Coral Gables, Florida 33146
Attention:              Andres Olmos
Electronic Messaging System Details: andresolmos@bayviewfinancial.com

(For all purposes)

(b) Process Agent. For the purpose of Section 13(c):-

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

(c) Offices. The provisions of Section 10(a) will apply to this Agreement; with respect to the activities contemplated under this Agreement, Party B does not have any Offices other than the Office in the United States specified in Addresses for Notices above.

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A. The failure by Party A to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.

(f) Credit Support Document. Details of any Credit Support Document:-

Party A: Guarantee of Merrill Lynch & Co., Inc. (“ML & Co.”) in the form attached hereto as Exhibit A and  the Credit Support Annex dated as of the date hereof which supplements, forms part of, and is subject to this Agreement.

Party B: None.

(g) Credit Support Provider.

Credit Support Provider means in relation to Party A, ML & Co.

Credit Support Provider means in relation to Party B, Not Applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply unless otherwise stated in any Confirmation.

(j) “Affiliate”. For purposes of this Agreement, both parties will be deemed to have no Affiliates.

(k) Costs and Expenses. Party B shall be precluded from payment of any out-of-pocket expenses required under Section 11 and incurred by Party A related to the enforcement and protection of Party A’s rights with respect to this Agreement.

(l) Set-Off. For purposes of Section 6(e), set-off and counterclaim will not apply. Party A hereby waives all present and future rights to set-off under this Agreement and the related Confirmations.

(m) Single Agreement. Section 1(c) shall be amended by the addition of the words “the Credit Support Annex between Party A and Party B” after the words “Master Agreement”.

(n) Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

PART 5

OTHER PROVISIONS

(a)
Representations. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)
Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of the Transaction.

(ii)
Evaluations and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction.

(iv)	Acting as Principal. It is acting as principal and not as agent or in any other capacity, fiduciary or otherwise.

(v)
Material Actions. Each party is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction.

(vi)
Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business. Each party is entering into the Transaction for purposes of hedging certain obligations and not for speculation.

(vii)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

In addition Party A represents that its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(b)
WAIVER OF JURY TRIAL. EACH PARTY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO HAVE A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS AND ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT (AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE) BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION.

(c)
Notification of the Recording of Telephone Conversations. Each Party (i) consents to the recording of telephone conversations of trading and marketing personnel of the parties in connection with this Agreement and any Transactions hereunder and to the submission of such recordings in evidence in any Proceedings and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

(d)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(e)	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f)
Amendment. Neither this Agreement nor the Confirmation for the Transaction may be amended by Party A or Party B unless Party B shall have received prior written confirmation from the Rating Agencies that such action or amendment will not cause any of the Rating Agencies to downgrade, suspend or withdraw its then current rating of the Certificates (the “Ratings Requirement”).

(g)
Capitalized Terms. Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms (or incorporated by reference) in the Pooling and Servicing Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of the Pooling and Servicing Agreement, this Agreement will govern.

(h)
Non-petition. Party A agrees not to institute (or cause to be instituted) against, or join any other Person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings and other analogous proceedings under any bankruptcy or similar law until at least one year and one day after the payment in full of all Securities, provided, that this paragraph shall not restrict or prohibit Party A, after the filing of any proceeding filed independently of Party A, from joining any other person, including without limitation the Trustee, in any bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or other analogous proceedings relating to Party B under any bankruptcy or similar law.

(i) Downgrade Provisions.

(i) It shall be a collateralization event (Collateralization Event) if:

(A) with respect to each Relevant Entity, so long as Moody's Investors Service, Inc.  (Moody's) is currently rating the Certificates and either (i) such Relevant Entity has both  a long-term and short-term rating by Moody's and (x) the unsecured, unguaranteed and  otherwise unsupported long-term senior debt obligations of such Relevant Entity are  rated "A3" or below by Moody's or (y) the unsecured, unguaranteed and otherwise  unsupported short-term debt obligations of such Relevant Entity are rated "P-2" or below  by Moody's, or  (ii) no short-term rating is available from Moody’s and the unsecured,  unguaranteed and otherwise unsupported long-term senior debt obligations of such  Relevant Entity are rated "A2" or below by Moody's (such event, a Moody's  Collateralization Event), or

(B) with respect to each Relevant Entity, so long as Fitch, Inc. (Fitch) is currently rating  the Certificates and either (i) such Relevant Entity has both a long-term and a short-term  rating by Fitch and (x) the unsecured, unguaranteed and otherwise unsupported long-term  senior debt obligations of such Relevant Entity are rated "A-" or below by Fitch or (y) the  unsecured, unguaranteed and otherwise unsupported short-term debt obligations of  Party A are rated "F2" or below by Fitch or (ii) no short-term rating is available from  Fitch and the unsecured, unguaranteed and otherwise unsupported long-term senior debt  obligations of such Relevant Entity are rated "A-" or below by Fitch (such event, a Fitch  Collateralization Event), or

(C) with respect to each Relevant Entity, if such entity is a bank, broker/dealer, insurance  company, structured investment vehicle, derivative product company, or ML&Co. (any  such entity, a Financial Institution), so long as Standard & Poor's Rating Services, a  division of The McGraw-Hill Companies, Inc. (S&P) is currently rating the Certificates  and either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt  obligations of such Relevant Entity are rated "A-2" or below by S&P or (ii) if the  Relevant Entity does not have a short-term debt rating from S&P, the unsecured,  unguaranteed and otherwise unsupported long-term senior debt obligations of such  Relevant Entity are rated "A" or below by S&P (such event, an S&P Collateralization  Event).

Relevant Entity means (a) Party A or (b) any guarantor under an Eligible Guarantee in  respect of all of Party A’s present and future obligations under this Agreement.

(ii) Party A may, at its sole expense and at any time at which a Collateralization Event has occurred and is continuing, (A) furnish an Eligible Guarantee (as defined below) of Party A's obligations under this Agreement from a guarantor that satisfies the Hedge Counterparty Ratings Requirement (as defined herein) or (B) effect a Permitted Transfer.

Eligible Guarantee means an unconditional and irrevocable guarantee of all present and  future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) that is provided by a guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to each Rating Agency other than Moody’s, and either (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to deduction or withholding for Tax and such opinion has been delivered to Moody's, (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to deduction or withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any tax) will equal the full amount Party B would have received had no such deduction or withholding been required or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

An entity shall satisfy the Hedge Counterparty Ratings Requirement if such entity (a)(i) is not a Financial Institution and has a short-term unsecured and unsubordinated debt rating of at least “A-1” from S&P or, if such entity does not have a short-term debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of at least “A+” from S&P or (ii) is a Financial Institution and has a short-term unsecured and unsubordinated debt rating of at least “A-2” from S&P or, if such entity does not have a short-term debt rating from S&P, a long-term unsecured and unsubordinated debt rating or counterparty rating of at least “BBB+” from S&P; (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least "A2" by Moody’s and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such entity are rated at least "P-1" by Moody’s (if such entity has both a long-term and short-term rating from Moody's) and (ii) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such entity are rated at least "A1" by Moody’s and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A" by Fitch and (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "F1" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the entity (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the entity.

Rating Agency shall mean each of S&P, Moody's and Fitch.

Rating Agency Condition means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party acting or failing to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current  rating of any Notes.

Eligible Replacement means an entity (A) satisfying the Hedge Counterparty Ratings Requirement or (B) whose present and future obligations owing to Party B are guaranteed pursuant to a guarantee provided by a guarantor satisfying the Hedge Counterparty Ratings Requirements.

(iii)  It shall be a Ratings Event if at any time after the date hereof (A) so long as S&P is currently rating the Certificates and either (i) if the Relevant Entity is a Financial Institution, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the Relevant Entity are rated “A-3” or below by S&P or, if the Relevant Entity does not have a short-term debt rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the Relevant Entity are rated "BBB" or below by S&P, (ii) if the Relevant Entity is not a Financial Institution, the unsecured and unsubordinated short-term debt obligations of the Relevant Entity are rated “A-2” or below from S&P, or, if the Relevant Entity does not have a short-term debt rating from S&P, the long-term unsecured and unsubordinated debt obligations of the Relevant Entity are rated “A” or below by S&P or (iii) if at any time after the date hereof S&P withdraws all of the Relevant Entity’s ratings and no longer rates such Relevant Entity (such event, an “S&P Ratings Event”), (B) so long as Moody's is currently rating the Certificates and either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the Relevant Entity are unrated or rated "Baa1" or below by Moody’s (or such rating is withdrawn) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the Relevant Entity are unrated or rated "P-3" or below by Moody's (or such rating is withdrawn) (such event, a Moody's Ratings Event) or (C) so long as Fitch is currently rating the Certificates and either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the Relevant Entity are rated below "BBB" by Fitch, or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the Relevant Entity are rated below "F2" by Fitch or (iii) if no Relevant Entity has a short-term rating from Fitch, then the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Relevant Entity are rated “BBB” or below by Fitch (such event, a Fitch Ratings Event).

(iv) Following a Ratings Event, Party A shall take the following actions:

(A) in the case of an S&P Ratings Event, Party A, at its sole expense, shall (i) within 60 calendar days, subject to extension upon satisfaction of the Rating Agency Condition in relation to S&P, of the Ratings Event, either (x) effect a Permitted Transfer, (y) furnish an Eligible Guarantee of Party A's obligations under this Agreement from a guarantor that satisfies the definition of Hedge Counterparty Ratings Requirement or (z) perform any other action which satisfies the Rating Agency Condition in relation to S&P and (ii) post collateral according to the terms of the Credit Support Annex; and

(B) in the case of a Moody's Ratings Event or a Fitch Ratings Event, Party A, at its sole expense, shall use commercially reasonable efforts to (i), as soon as reasonably practicable, (A) furnish an Eligible Guarantee of Party A's obligations under this Agreement from a guarantor that satisfies the definition of Hedge Counterparty Ratings Requirement or (B) effect a Permitted Transfer.

 (j)   Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(k)   Calculations.
Notwithstanding Section 6 of this Agreement, so long as the Certificates are rated by Moody’s and Party A is (A) the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (ix) below shall apply:

(i) For the purposes of Section 6(d)(i), Party B’s obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing which Party B is able to release without breaching any contractual obligations or the provisions of any law applicable to Party B.

(ii) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(iii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“”Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation; or

(b)
If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iv) For the purpose of paragraph (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(v) Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day.

(vi) Party B will be deemed to have discharged its obligations under (v) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.

(vii) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(viii) Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

(ix) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”

(l)    Tax Event and Tax Event Upon Merger

Section 5(b)(ii) will apply, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

Section 5(b)(iii) will apply, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

Section 6(b)(ii) will apply, Provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” shall be deleted.

(m)   Transfers

(i) Section 7 of this Agreement shall not apply to Party A and Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without both the prior written consent of Party B and satisfaction of the Rating Agency Condition with respect to each relevant Rating Agency other than Moody’s, except that Party A may (at its own cost):

(a)	transfer all or any part of its interest in any amount payable to it if Party B is a Defaulting Party under Section 6(e); or

(b)	transfer all or substantially all its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement:

I.	at any time at which a Collateralization Event has occurred and is continuing,

II.	pursuant to Section 6(b)(ii), or

III.	pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity;

provided that:

(i)	Party A provides 15 Business Days prior written notification of such transfer to Party B;

(ii)
Either (A)(I) the Rating Agency Condition is satisfied with respect to each relevant Rating Agency other than Moody’s and (II) Moody’s has been given prior written notice of such Transfer and the Transferee contracts with Party B on terms that:

1)
have the effect of preserving for Party B the economic equivalent of all payment and delivery obli-gations (whether absolute or contingent and assuming the satisfaction of each applicable condi-tion precedent) under this Agreement immediately before such transfer; and

2)	are, in all material respects, no less beneficial for Party B than the terms of this Agreement imme-diately before such transfer, as determined by Party B; or

(B) each Relevant Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(c)(Representations), notice information and account details;

(iii)
as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4);

(iv)	an Event of Default or Termination Event would not occur as a result of such transfer; and

(v)	such transfer otherwise complies with the terms of the Indenture

(any such transfer, a Permitted Transfer).

(ii) If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representatives as of the date of the Agreement.

MERRILL LYNCH CAPITAL SERVICES, INC.	U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE OF BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-B SUPPLEMENTAL INTEREST TRUST

/s/ Michelle A. Kersharw	/s/Becky Warren
Name: Michelle A. Kershaw	Name: Becky Warren
Title: Authorized Signatory	Title: Vice President
Date: July 27, 2007	Date: July 27, 2007

EXHIBIT A

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & CO.”), hereby unconditionally guarantees to _______________ (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch Capital Services, Inc., a corporation organized under the laws of the State of Delaware (“MLCS”), its successors and permitted assigns, to the extent such successors or permitted assigns are direct or indirect subsidiaries of ML & Co., under the terms of the Master Agreement between the Company and MLCS, dated as of ______________ (the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLCS punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLCS or otherwise, all as though such payment had not been made.

This Guarantee shall be one of payment and not collection. ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLCS or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLCS merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLCS; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against MLCS.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect, and shall be irrevocable, with respect to any payment obligation of MLCS under the Agreement entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:
Name:
Title:

Date:

Elections and Variables
to the ISDA Credit Support Annex
dated as of July 27, 2007
between

MERRILL LYNCH CAPITAL SERVICES, INC.	and	U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE OF THE BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-B SUPPLEMENTAL INTEREST TRUST
_______________________________________ ("Party A")		_________________________________________ ("Party B")

Paragraph 13.

(a)   Security Interest for "Obligations".

The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A: None.

With respect to Party B: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A) “Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)
the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”;

(II)
the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of:

(1) the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party;

(2) the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party; and

(3) the amount by which (a) the Fitch Credit Support Amount for such Valuation Date exceeds (b) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party.”; and

(III)
if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(B) “Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)	the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of:

(1) the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date,

(2) the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date;

(3) the amount by which (a) the Fitch Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Fitch Credit Support Amount for such Valuation Date.”; and

(II) in no event shall the Secured Party be required to transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

(C) Paragraph 4(b) is hereby amended by the insertion of the words "(i) in respect of a Transfer pursuant to Paragraph 3(b)," immediately prior to the words "if a demand for" and the insertion of the words "; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date" immediately prior to the period.

(D) The term “Credit Support Amount” shall not apply.

(E) Moody’s Credit Support Amount means, for any Valuation Date:

(i)
if the Moody’s Threshold for such Valuation Date is zero and either (a) a Moody's Rating Event is not continuing or (b) a Moody’s Rating Event is continuing but less than 30 Local Business Days have elapsed since such Moody's Rating Event first occurred, an amount in USD equal to the greater of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of First Trigger Collateral Amounts (as defined below) for all Transactions hereunder and (2) zero;

(ii)
if a Moody's Ratings Event has occurred and is continuing and 30 or more Local Business Days have elapsed since such Moody's Rating Event first occurred, an amount in USD equal to the greatest of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of Second Trigger Collateral Amounts (as defined below) for all Transactions hereunder, (2) an aggregate amount equal to the sum of the Floating Amount payable by Party A pursuant to each Transaction hereunder in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after such Valuation Date and (3) zero; or

(iii)	if the Moody’s Threshold for such Valuation Date is infinity, zero.

(F) S&P Credit Support Amount means, for any Valuation Date:

(i)
if the S&P Threshold for such Valuation Date is zero and either (i) an S&P Ratings Event is not continuing or (ii) an S&P Ratings Event is continuing and less than 10 Local Business Days have elapsed since such S&P Ratings Event first occurred, an amount equal to the Secured Party’s Exposure;

(ii)
if the S&P Threshold for such Valuation Date is zero and an S&P Ratings Event has occurred and is continuing and 10 or more Local Business Days have elapsed since such S&P Ratings Event first occurred, an amount equal to 125% of the Secured Party’s Exposure; or

(iii)	if the S&P Threshold is infinity, zero.

(G) Fitch Credit Support Amount means, for any Valuation Date:

(i)
if the Fitch Threshold for such Valuation Date is zero, an amount equal to the sum of (1) Secured Party’s Exposure and (2) the sum, for each Transaction to which this Annex relates, of the product of (a) the related Fitch Volatility Buffer for such Transaction and (b) the Notional Amount of such Transaction for the Calculation Period of such Transaction which includes such Valuation Date;

(ii)	if the Fitch Threshold is infinity, zero.

(H) Certain definitions:

First Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the table in Exhibit A hereto.

Moody’s Value means, on any date and with respect to any Eligible Collateral, the bid price obtained by the Valuation Agent, the multiplied by the applicable Moody’s Valuation Percentage.

S&P Value means, on any date and with respect to any Eligible Collateral, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, multiplied by the applicable S&P Valuation Percentage.

Second Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the applicable table in Exhibit B hereto.

(ii)	Eligible Collateral. On any date, the following items will qualify as "Eligible Collateral" for Party A (all Eligible Collateral to be denominated in USD):

(A) Valuation Percentage S&P
Instrument	S&P Collateralization Event	S&P Ratings Event

(i) Cash	100%	80%

(ii) Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 5 years	98.0%	78.4%

(iii) Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than or equal to 10 years	92.6%	74.1%

S&P Valuation Percentage means, with respect to a Valuation Date and each instrument in the above table (i) so long as the S&P Threshold for such Valuation Date is zero and either (A) an S&P Ratings Event is not continuing or (B) an S&P Ratings Event is continuing but less than 10 Local Business Days have elapsed since such S&P Ratings Event first occurred, the corresponding percentage for such instrument in the column headed "S&P Collateralization Event" or (ii) so long as the S&P Threshold for such Valuation Date is zero (A) an S&P Ratings Event has occurred and is continuing and (B) at least 10 Local Business Days have elapsed since such S&P Ratings Event first occurred, the corresponding percentage in the column headed "S&P Ratings Event."

(B) Valuation Percentage Moody's

Moody's Collateralization Event Moody's Ratings Event
INTRUMENT	Daily	Weekly	Daily	Weekly
U.S. Dollar Cash	100%	100%	100%	100%
Fixed-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity
<1 Year	100%	100%	100%	100%
1 to 2 years	100%	100%	99%	99%
2 to 3 years	100%	100%	98%	98%
3 to 5 years	100%	100%	97%	97%
5 to 7 years	100%	100%	96%	95%
7 to 10 years	100%	100%	94%	94%
10 to 20 years	100%	100%	90%	89%
More than 20 years	100%	100%	88%	87%
Floating-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department
All Maturities	100%	100%	99%	99%

Moody's Valuation Percentage means, with respect to a Valuation Date and each instrument in the above table (i) so long as the Moody’s Threshold for such Valuation Date is zero and either (A) a Moody's Ratings Event is not continuing or (B) a Moody’s Ratings Event is continuing but less than 30 Local Business Days have elapsed since such Moody's Ratings Event first occurred, the corresponding percentage for such instrument in the column headed "Moody's Collateralization Event" or (ii) so long as (A) a Moody's Ratings Event has occurred and is continuing and (B) at least 30 Local Business Days have elapsed since such Moody's Ratings Event first occurred, the corresponding percentage in the column headed "Moody's Ratings Event."

(iii) Other Eligible Support. None.

(iv) Thresholds.

(A)	"Independent Amount" means with respect to Party A: Not applicable.

"Independent Amount" means with respect to Party B: Not applicable.
(B) “Moody’s Threshold” means, with respect to Party A and any Valuation Date, if a Moody's Collateralization Event has occurred and is continuing and such Collateralization Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.
(C) “S&P Threshold” means, with respect to Party A and any Valuation Date, if (i) an S&P Collateralization Event has occurred and is continuing and such Collateralization Event has been continuing for at least 10 Local Business Days or since this Annex was executed or (ii) an S&P Ratings Event has occurred and is continuing and such Ratings Event has been continuing for at least 10 Local Business Days, zero; otherwise, infinity.

(D)
“Fitch Threshold” means, with respect to Party A and any Valuation Date, if a Fitch Collateralization Event has occurred and is continuing and such Collateralization Event has been continuing for at least 30 calendar days or since this Annex was executed, zero; otherwise, infinity.

(E)    "Minimum Transfer Amount" means USD 100,000 with respect to Party A and Party B; provided, however, that if the aggregate Outstanding Principal Balance of the Notes rated by S&P ceases to be more than USD 50,000,000, the "Minimum Transfer Amount" shall be USD 50,000.

(F)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 1,000.

(c) Valuation and Timing.

(i) "Valuation Agent" means the Calculation Agent. Calculations by the Valuation Agent will be made by reference to commonly accepted market sources.

(ii) "Valuation Date" means any Local Business Day on which any of the Moody’s Threshold, the S&P Threshold or the Fitch Threshold is zero.

(iii)
"Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) "Notification Time" means 1:00 p.m., New York time, on a Local Business Day.

(d) Conditions Precedent and Secured Party's Rights and Remedies.

No events shall constitute a "Specified Condition."

(e)	Substitution.

(i)	"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii)
Consent. The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days’ notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)	Dispute Resolution.

(i)	"Resolution Time" means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

(A) with respect to any Cash; the amount thereof; and

(B)
with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

(iii)
Alternative. The provisions of Paragraph 5 will apply, provided that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians:

The Trustee (as defined in the Indenture) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b). If at any time the Trustee does not have a short-term unsecured and unsubordinated debt rating of “A-1” or higher from S&P or, in the event the Trustee does not have a short-term debt rating from S&P, a long-term unsecured and unsubordinated debt rating of “A+” or higher from S&P, the Trustee shall, within 60 calendar days of such rating downgrade, be replaced as custodian by an entity with a short-term unsecured and unsubordinated debt rating of “A-1” or higher from S&P or, in the event such entity does not have a short-term debt rating from S&P, a long-term unsecured and unsubordinated debt rating of “A+” or higher from S&P.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The "Interest Rate" will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.

(ii)
Transfer of Interest Amount. The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), provided that such Interest Amount has been received prior thereto.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s).

There are no additional representations by either party.

(j)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(i) shall be given to or made at the following addresses:

If to Party A:

To be advised;

If to Party B:

To be advised;
or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

(ii)
shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

Party B: To be notified to Party A by Party B at the time of the request for the Transfer.

(l)	Other Provisions.

(i)	Additional Definitions

As used in this Annex:

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

“Fitch Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table:

Remaining Weighted Average Maturity of such Transaction (years)	1	2	3	4	5	6	7	8
Volatility Buffer: %	0.8	1.7	2.5	3.3	4.0	4.7	5.3	5.9

Remaining Weighted Average Maturity of such Transaction (years)	9	10	11	12	13	14	15 or more
Volatility Buffer: %	6.5	7.0	7.5	8.0	8.5	9.0	9.5

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree); and

“Remaining Weighted Average Maturity” means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

"transaction-specific hedges" has the meaning given to such term in "Framework for De-linking Hedge Counterparty Risks from Global Structured Finance Cashflow Transactions Moody's Methodology" published by Moody's Investors Service and dated May 25, 2006.
(ii)	Events of Default

Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B's obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if a Moody's Ratings Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody's Ratings Event first occurred.
.
(iii)	Return of Fungible Securities

In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

(iv)	Covenants of the Pledgor

So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

(v)	No Counterclaim

A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(vi)	Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(vii)         Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(viii)        Expenses.

Notwithstanding Paragraph 10(a), the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer costs involved in the Transfer of Eligible Collateral from the Pledgor to the Secured Party (or any agent or custodian for safekeeping of the Secured Party) or from the Secured Party (or any agent or custodian for safekeeping of the Secured Party ) to the Pledgor pursuant to paragraph 4(d).

Merrill Lynch Capital Services, Inc.	U.S. Bank National Association, as Trustee of Bayview Financial Mortgage Pass-Through Trust 2007-B Supplemental Interest Trust
/s/ Michelle A. Kersharw	/s/Becky Warren
Name: Michelle A. Kershaw	Name: Becky Warren
Title: Authorized Signatory	Title: Vice President

By: Name: Title:

EXHIBIT A

FIRST TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

For Transactions that are swaps, caps, floors and transaction-specific hedges:

Weighted Average Life of Hedge in Years	[Single Currency] Hedges		Currency Hedges
	Valuation Dates:
	Daily	Weekly	Daily	Weekly
1 year or less	0.15%	0.25%	1.10%	2.20%
2 years or less but more than 1 year	0.30%	0.50%	1.20%	2.40%
3 years or less but more than 2 years	0.40%	0.70%	1.30%	2.60%
4 years or less but more than 3 years	0.60%	1.00%	1.40%	2.80%
5 years or less but more than 4 years	0.70%	1.20%	1.50%	2.90%
6 years or less but more than 5 years	0.80%	1.40%	1.60%	3.10%
7 years or less but more than 6 years	1.00%	1.60%	1.60%	3.30%
8 years or less but more than 7 years	1.10%	1.80%	1.70%	3.40%
9 years or less but more than 8 years	1.20%	2.00%	1.80%	3.60%
10 years or less but more than 9 years	1.30%	2.20%	1.90%	3.80%
11 years or less but more than 10 years	1.40%	2.30%	1.90%	3.90%
12 years or less but more than 11 years	1.50%	2.50%	2.00%	4.00%
13 years or less but more than 12 years	1.60%	2.70%	2.10%	4.10%
14 years or less but more than 13 years	1.70%	2.80%	2.10%	4.30%
15 years or less but more than 14 years	1.80%	3.00%	2.20%	4.40%
16 years or less but more than 15 years	1.90%	3.20%	2.30%	4.50%
17 years or less but more than 16 years	2.00%	3.30%	2.30%	4.60%
18 years or less but more than 17 years	2.00%	3.50%	2.40%	4.80%
19 years or less but more than 18 years	2.00%	3.60%	2.40%	4.90%
20 years or less but more than 19 years	2.00%	3.70%	2.50%	5.00%
21 years or less but more than 20 years	2.00%	3.90%	2.50%	5.00%
22 years or less but more than 21 years	2.00%	4.00%	2.50%	5.00%
23 years or less but more than 22 years	2.00%	4.00%	2.50%	5.00%
24 years or less but more than 23 years	2.00%	4.00%	2.50%	5.00%
25 years or less but more than 24 years	2.00%	4.00%	2.50%	5.00%
26 years or less but more than 25 years	2.00%	4.00%	2.50%	5.00%
27 years or less but more than 26 years	2.00%	4.00%	2.50%	5.00%
28 years or less but more than 27 years	2.00%	4.00%	2.50%	5.00%
29 years or less but more than 28 years	2.00%	4.00%	2.50%	5.00%
More than 29 years	2.00%	4.00%	2.50%	5.00%

EXHIBIT B

SECOND TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

For Transactions that are swaps (excludes caps, floors and transaction-specific hedges):

Weighted Average Life of Hedge in Years	[Single Currency] Swaps		Currency Swaps
	Valuation Dates:
	Daily	Weekly	Daily	Weekly
1 year or less	0.50%	0.60%	6.10%	7.25%
2 years or less but more than 1 year	1.00%	1.20%	6.30%	7.50%
3 years or less but more than 2 years	1.50%	1.70%	6.40%	7.70%
4 years or less but more than 3 years	1.90%	2.30%	6.60%	8.00%
5 years or less but more than 4 years	2.40%	2.80%	6.70%	8.20%
6 years or less but more than 5 years	2.80%	3.30%	6.80%	8.40%
7 years or less but more than 6 years	3.20%	3.80%	7.00%	8.60%
8 years or less but more than 7 years	3.60%	4.30%	7.10%	8.80%
9 years or less but more than 8 years	4.00%	4.80%	7.20%	9.00%
10 years or less but more than 9 years	4.40%	5.30%	7.30%	9.20%
11 years or less but more than 10 years	4.70%	5.60%	7.40%	9.30%
12 years or less but more than 11 years	5.00%	6.00%	7.50%	9.50%
13 years or less but more than 12 years	5.40%	6.40%	7.60%	9.70%
14 years or less but more than 13 years	5.70%	6.80%	7.70%	9.80%
15 years or less but more than 14 years	6.00%	7.20%	7.80%	10.00%
16 years or less but more than 15 years	6.30%	7.60%	7.90%	10.00%
17 years or less but more than 16 years	6.60%	7.90%	8.00%	10.00%
18 years or less but more than 17 years	6.90%	8.30%	8.10%	10.00%
19 years or less but more than 18 years	7.20%	8.60%	8.20%	10.00%
20 years or less but more than 19 years	7.50%	9.00%	8.20%	10.00%
21 years or less but more than 20 years	7.80%	9.00%	8.30%	10.00%
22 years or less but more than 21 years	8.00%	9.00%	8.40%	10.00%
23 years or less but more than 22 years	8.00%	9.00%	8.50%	10.00%
24 years or less but more than 23 years	8.00%	9.00%	8.60%	10.00%
25 years or less but more than 24 years	8.00%	9.00%	8.60%	10.00%
26 years or less but more than 25 years	8.00%	9.00%	8.70%	10.00%
27 years or less but more than 26 years	8.00%	9.00%	8.80%	10.00%
28 years or less but more than 27 years	8.00%	9.00%	8.80%	10.00%
29 years or less but more than 28 years	8.00%	9.00%	8.90%	10.00%
More than 29 years	8.00%	9.00%	9.00%	10.00%

For Transactions that are caps, floors, swaptions and transaction-specific hedges:

Weighted Average Life of Hedge in Years	[Single Currency] Hedges		Currency Hedges
	Valuation Dates:
	Daily	Weekly	Daily	Weekly
1 year or less	0.65%	0.75%	6.30%	7.40%
1 year or less	0.65%	0.75%	6.30%	7.40%
2 years or less but more than 1 year	1.30%	1.50%	6.60%	7.80%
3 years or less but more than 2 years	1.90%	2.20%	6.90%	8.20%
4 years or less but more than 3 years	2.50%	2.90%	7.10%	8.50%
5 years or less but more than 4 years	3.10%	3.60%	7.40%	8.90%
6 years or less but more than 5 years	3.60%	4.20%	7.70%	9.20%
7 years or less but more than 6 years	4.20%	4.80%	7.90%	9.60%
8 years or less but more than 7 years	4.70%	5.40%	8.20%	9.90%
9 years or less but more than 8 years	5.20%	6.00%	8.40%	10.20%
10 years or less but more than 9 years	5.70%	6.60%	8.60%	10.50%
11 years or less but more than 10 years	6.10%	7.00%	8.80%	10.70%
12 years or less but more than 11 years	6.50%	7.50%	9.00%	11.00%
13 years or less but more than 12 years	7.00%	8.00%	9.20%	11.30%
14 years or less but more than 13 years	7.40%	8.50%	9.40%	11.50%
15 years or less but more than 14 years	7.80%	9.00%	9.60%	11.80%
16 years or less but more than 15 years	8.20%	9.50%	9.80%	12.00%
17 years or less but more than 16 years	8.60%	9.90%	10.00%	12.00%
18 years or less but more than 17 years	9.00%	10.40%	10.10%	12.00%
19 years or less but more than 18 years	9.40%	10.80%	10.30%	12.00%
20 years or less but more than 19 years	9.70%	11.00%	10.50%	12.00%
21 years or less but more than 20 years	10.00%	11.00%	10.70%	12.00%
22 years or less but more than 21 years	10.00%	11.00%	10.80%	12.00%
23 years or less but more than 22 years	10.00%	11.00%	11.00%	12.00%
24 years or less but more than 23 years	10.00%	11.00%	11.00%	12.00%
25 years or less but more than 24 years	10.00%	11.00%	11.00%	12.00%
26 years or less but more than 25 years	10.00%	11.00%	11.00%	12.00%
27 years or less but more than 26 years	10.00%	11.00%	11.00%	12.00%
28 years or less but more than 27 years	10.00%	11.00%	11.00%	12.00%
29 years or less but more than 28 years	10.00%	11.00%	11.00%	12.00%
More than 29 years	10.00%	11.00%	11.00%	12.00%

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & CO.”), hereby unconditionally guarantees to Bayview Financial Mortgage Pass-Through Trust 2007-B Supplemental Interest Trust (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch Capital Services, Inc., a corporation organized under the laws of the State of Delaware (“MLCS”), its successors and permitted assigns, to the extent such successors or permitted assigns are direct or indirect subsidiaries of ML & Co., under the terms of the Master Agreement between the Company and MLCS, dated as of July 27, 2007 (the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLCS punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLCS or otherwise, all as though such payment had not been made.

This Guarantee shall be one of payment and not collection. ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLCS or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLCS merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLCS; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against MLCS.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect, and shall be irrevocable, with respect to any payment obligation of MLCS under the Agreement entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By: Joan E. Timoldi
Name: Joan E. Timoldi
Title: Designated Signatory

Date: July 24, 2007

MERRILL LYNCH CAPITAL SERVICES, INC.

CERTIFICATE OF INCUMBENCY AND AUTHORITY

I, Christopher Haas, a Vice President and Director of Merrill Lynch Capital Services, Inc. ("the Corporation"), a corporation organized and existing under the laws of Delaware, do hereby certify that:

1. Attached hereto as Exhibit A is a true and correct copy of certain resolutions (the "Resolutions") of the Board of Directors of the Corporation adopted on January 24, 2000, which resolutions have not been amended or rescinded since such date and are in full force and effect.

2. The person whose names appears below is and has been continuously authorized since May 21, 2007 to execute and deliver, for or on behalf of the Corporation, confirmations, agreements, contracts, instruments or other documentation evidencing the transactions described in Exhibit A hereto.

3. The signature set forth opposite the below-listed name is the genuine signature of the person so named.

Name       Signature

Michele A. Kershaw    /s/Michelle A. Kershaw
Designated Signatory

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the said Corporation this 27th day of July, 2007.

/s/Christopher Hass
Name: Christopher Haas
Title: Vice President and Director

EXHIBIT A

RESOLVED, that any persons designated from time to time by the President and Chief Executive Officer of the Corporation be, and each of such persons hereby is, authorized:

(i)to enter into, on behalf of the Corporation, agreements and transactions (including options thereon) that (A) provide, in whole or in part, on a firm or contingent basis, for the purchase or sale of, or that are based on the value of, one or more commodities (including without limitation electricity and natural gas), securities, currencies, interest or other rates, indices, quantitative measures, or other financial or economic interests or real or personal property of any kind, (B) involve any payment or delivery that is dependent on the occurrence or non-occurrence of any event associated with a potential financial, economic, or commercial consequence, (C) constitute any and all similar products, @) constitute any borrowing or lending transactions related to any of the foregoing, or (E) involve any combination or permutation of any of the foregoing (the "Product Transactions");

(ii) to enter into any transactions with the purpose of hedging the obligations of the Corporation or positions of the Corporation in respect of Product Transactions, including, but not limited to, the purchase or sale of securities or commodities, options to purchase or sell securities or commodities, contracts for future delivery of securities or commodities or options on such contracts, or spot or forward foreign exchange transactions (the "Hedging Transactions"); and

(iii)to enter into any and all ancillary and related agreements (including by way of example only pledge agreements, confidentiality agreements and third-party custodian, transmission and other service agreements) that are necessary or appropriate to effect any of the foregoing (the "Related Agreements”);

RESOLVED, that any Vice President, Treasurer or more senior officer of the Corporation, and any person (each, a "Designated Signatory") designated by any such officer, be, and each of such persons hereby is, authorized to execute and deliver agreements, contracts, instruments or other documentation evidencing the Product Transactions, the Hedging Transactions and the Related Agreements (the "Trading Documentation"), including master agreements relating thereto; and

RESOLVED, that all Trading Documentation executed and delivered prior to the date hereof by any officer of the Corporation then serving, or any person designated to execute and deliver such Trading Documentation by any officer of the Corporation then serving, be, and it hereby is ratified and approved, and that all such designations shall remain in full force and effect until revoked or superseded by a subsequent designation, but in any event only for so long as the relevant designated person shall be a full time employee of the Corporation or any of its affiliates.
CERTIFICATE OF INCUMBENCY

CONCERNING GUARANTEES OF SWAPS AND DERIVATIVES TRANSACTIONS

I, Pia Thompson, an Assistant Secretary of MERRILL LYNCH & CO., INC., a corporation organized and existing under the laws of the State of Delaware (the 'Corporation"), do hereby certify that (i) at a special meeting of the Executive Committee of the Board of Directors of the Corporation, duly held on September 28, 1995, at which a quorum was present and acting throughout, the resolutions attached hereto as Exhibit A were duly adopted (the “Resolutions”); (ii) the Certificate of Designation dated June 11, 2007 attached hereto as Exhibit B, designating Joan E. Timoldi as authorized to act pursuant to the Resolutions, was duly executed by Eric S. Heaton, Treasurer of the Corporation at that time (the "Certificatewa) nd (iii) set forth below is a true sample of the signature of the following individual:

Joan E. Timoldi   /s/Joan E. Timoldi

I do further certify that as an Assistant Secretary of the Corporation, as aforesaid, I have custody of the records of meetings of the Board of Dimtors and the Executive Committee of the Corporation, and that the Resolutions and Certificate specffied above are still in full force and effect and are not in conflict with any provision of the Certificate of Incorporation or By-Laws of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the
Corporation this 19th day of June 2007.

(CORPORATE SEAL)    /s/Pia Thompson
Name: Pia Thompson
Title: Assistant Secretary

EXHIBIT A

RESOLVED, that the Treasurer, the Chief Financial Officer or more senior officer, or the designee of any of them, be and each of them hereby is authorized to execute and deliver, on behalf of the Corporation, any and ail instruments that may be necessary or appropriate in connection with the issuance of guarantees to counterparties under the following types of transactions to which Merrill Lynch Capital Services, Inc. or another subsidiary of the Corporation in any of the businesses described below (each, a "Swap Participant") is a party, under an agreement with such counterparties, on such terms as may be deemed appropriate by the individual so acting:

(a) Swap, option, cap, collar, floor, forward or future transactions based on values or levels of interest rates, currencies, commodities, securities, security indices or debt instruments;

(b) any combination of the foregoing;

(c) any transactions that are similar to the foregoing; or

(d) any option to enter into the foregoing.

with customers of a Swap Participant (the "Product Transactions") and any  transactions with the purpose of hedging the obligations of a Swap  Participant or positions of a Swap Participant in respect of Product  Transactions;

FURTHER RESOLVED, that the proper officers of the Corporation or of the appropriate subsidiary(ies) of the Corporation be and hereby are authorized to approve, execute and deliver instruments which they deem necessary or appropriate to carry out the intent and purposes of the foregoing resolution, including, but not limited to, executing and delivering any and all forms of guarantee and any other instruments; that any guarantees previously granted that are consistent with the foregoing resolution be and they hereby are confirmed, ratified and, in all respects, approved; and that prior authority relating to guarantees of obligations of Menill Lynch Capital Services, Inc. and its successors is hereby superseded; and

FURTHER RESOLVED, that the authority granted by the Executive  Committee on December 17, 1990 relating to guarantees or similar to the  foregoing be and it hereby is superseded.

EXHIBIT B

MERRILL LYNCH & CO., INC.
OMNIBUS CERTIFICATE OF DESIGNATION
RELATED TO AUTHORITY OF THE TREASURER

The undersigned. Eric S. Heaton, Treasurer of Merrill Lynch & Co., Inc. (the
“Corporation"), hereby designates the persons listed on each of the attached Exhibits for the performance of the actions described in each Exhibit. This Omnibus Certificate of Designation contains the following Exhibits:

Exhibit A . . . . . ... Concerning Guarantees of Swaps and Derivatives Transactions

This Omnibus Certificate of Designation (i) is dated June 11, 2007, (ii) effective as of the date hereof, supersedes all prior certificates, (iii) ratifies the actions taken prior to the date hereof by the persons authorized pursuant hereto (in each case relating to the matters described herein) and (iv) is valid until the earlier of the time it is superseded by any subsequent certificate or, as to each such authorized person, until such time as such person is no longer a member of the Treasury department or is otherwise no longer employed by Merrill Lynch or any of its affiliates.

/s/Eric S. Heaton
Eric S. Heaton
Treasurer

EXHIBIT A
Concerning Guarantees of
Swaps and Derivatives Transactions
Pursuant to the resolutions adopted on September 28, 1995 by the Executive Committee of the Board of Directors of Merrill Lynch & Co., Inc. (the "Corporation"), the following individuals, in lieu of all other designees, are authorized to execute any and all instruments on behalf of Merrill Lynch & Co., lnc., to the same extent as the Treasurer is authorized to execute such instruments, in connection with the issuance of guarantees to counterparties of swap or derivative transactions (as more fully described in such resolutions) to which (i) Banco Merrill Lynch de lnvestimentos S.A., Merrill Lynch Bank & Trust Co., Merrill Lynch Bank USA, Merrill Lynch Canada Inc., Merrill Lynch Capital Services, inc., Merrill Lynch (Australia) Futures Limited, Merrill Lynch Capital Markets AG, Merrill Lynch Capital Markets Bank Limited, Merrill Lynch Capital Markets Espana, S.A., Merrill Lynch Capital Markets (France) SA, Merrill Lynch
Financial Markets, Inc., Merrill Lynch International, Merrill Lynch International Bank Limited, Merrill Lynch International Incorporated (Seoul, Korea Branch), Merrill Lynch Japan Securities Co., Ltd., Merrill Lynch Japan Finance Co., Ltd., Merrill Lynch Mexico S.A. de C.V., Casa de Bolsa and/ or (ii) any other affiliate of the Corporation approved in writing by the Corporation's Chief Financial Officer or its Treasurer, is a party:

Brian T. Clendinning	Eric Nagel
Meagan J. Evans	Paul S. Stolbof
Patricia A. Kropiewnicki	Richard Strudwick
Lorenzo Loh	Joan E. Timoldi

[insertschedule]

[insertcsa]

DATE:	JULY 16, 2007

TO:	U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE OF BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-B SUPPLEMENTAL INTEREST TRUST (“Counterparty”)

ATTENTION:	ANDRES OLMOS
EMAIL:	andresolmos@bayviewfinancial.com
TEL:	305.644.2563
FAX:	305.646.2744

FROM:	MERRILL LYNCH CAPITAL SERVICES, INC. (“MLCS”)
CONTACT:	THOMAS MOORE
EMAIL:	thmoore@exchange.ml.com
TEL:	212.236.8657
FAX:	917.778.0836

RE:	SWAP TRANSACTION

ML REF:	07DL21218, 3638039

Dear Sir or Madam:

The purpose of this communication is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This communication constitutes a “Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) are incorporated into this Confirmation. For these purposes, all references in those Definitions to a “Swap Transaction” shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the Definitions and this Confirmation, the terms of this Confirmation shall govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of July 27, 2007 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which the Confirmation relates are as follows:

Notional Amount:	USD 91,000,000.00

Trade Date:	July 16, 2007

Effective Date:	July 27, 2007

Termination Date:	July 28, 2011, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer
Payment Date:	The 28th day of each month, commencing on August 28, 2007 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate:	5.406000% per annum

Fixed Rate Payer
Day Count Fraction:
For the Calculation Period commencing on and including the Effective Date to and including that which ends on but excludes the Fixed Rate Payer Payment Date in August 2007, the Fixed Rate Payer Day Count Fraction shall be Actual/360

For all subsequent Calculation Periods, the Fixed Rate Payer Day Count Fraction shall be 30/360

No Adjustment of
Period End Dates:	Inapplicable

Floating Amounts:

Floating Rate Payer:	MLCS

Floating Rate Payer
Calculation Period End Date(s):	The 28th day of each month, commencing on August 28, 2007 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer
Payment Date(s):
One Business Day prior to each Floating Rate Payer Calculation Period End Date, commencing August 24, 2007 and ending on July 27, 2011, subject to adjustment in accordance with the Following Business Day Convention

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One Month

Spread:	Inapplicable

Floating Rate Payer
Day Count Fraction:	Actual/360

No Adjustment of
Period End Dates:	Inapplicable

Reset Dates:	The first day of each Floating Rate Payer Calculation Period

Rate Cut-Off Dates:	Inapplicable

Averaging:	Inapplicable

Compounding:	Inapplicable

Business Days:	New York, Minnesota and Maryland

Calculation Agent:	MLCS unless otherwise specified in the Agreement

Non-Reliance:
Each party represents to the other party that it is acting for its own account, and has made its own independent decisions to enter into this Transactionand as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

Offices:

The Office of Counterparty for this transaction is Coral Gables.

Please confirm that the foregoing correctly sets the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission.

Yours sincerely,

MERRILL LYNCH CAPITAL SERVICES, INC.

By: /s/ Michelle A. Kershaw
Authorized Signatory

Accepted and confirmed as of the
Trade Date written above:

U.S. BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL
CAPACITY, BUT SOLELY AS TRUSTEE OF BAYVIEW FINANCIAL
MORTGAGE PASS-THROUGH TRUST 2007-B SUPPLEMENTAL
INTEREST TRUST

By: /s/ Becky Warren
Authorized Signatory
Name: Becky Warren
Title: Vice President